Exhibit j under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders of

        Federated Municipal Opportunities Fund, Inc.:

We consent to the use in Post-Effective Amendment No. 24 to Registration Statement 33-11410 of Federated Municipal Opportunities Fund, Inc. of our report dated October 15, 1999 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

October 26, 1999